Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

          This Securities Purchase Agreement (this “Agreement”) is dated as of September 30, 2009 among China Nutrifruit Group Limited, a Nevada corporation (the “Company”) and the investors listed on the Schedule of Buyers attached hereto as Exhibit A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

          WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1
DEFINITIONS

          1.1      Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

          “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county or local), stock market, stock exchange or trading facility.

          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

          “Business Day” means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of New York and the People’s Republic of China are authorized or required by law or other governmental action to close.

          “BVI” means Fezdale Investments Limited, a British Virgin Island Company .

          “Certificate of Designation” means a Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of the State of Nevada, setting forth the rights, preferences and privileges of the Series A Convertible Preferred Stock, in the form attached as Exhibit B hereto.

          “Closing” means the closing of the purchase and sale of the Units pursuant to Article 2.

          “Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

          “Closing Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof, among the Investors, Securities Transfer Corp., as escrow agent (the “Escrow Agent”) and the investors identified on the signature pages thereto and the Company, in the form of Exhibit E hereto.

          “Commission” means the United States Securities and Exchange Commission. “Common Stock” means the common stock of the Company, par value $0.001 per share. “Common Stock Equivalents” has the meaning set forth in Section 3.1(g) .

          “Company Deliverables” has the meaning set forth in Section 2.2(a) .

          “Company Entities” means the Company, BVI, WFOE and all existing Subsidiaries of any such entities and any other entities which hereafter become Subsidiaries of any such entities.

          “Conversion Price” has the meaning set forth in Section 2.1(a) .

          “Conversion Shares” means shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

          “Disclosure Materials” has the meaning set forth in Section 3.1(h) hereof.

          “Effectiveness Period” means, as to any registration statement required to be filed pursuant to Section 4.2 of this Agreement, the period commencing on the date when such registration statement is declared effective by the Commission and ending on the earlier to occur of (a) the second anniversary of such effective date, (b) such time as all of the Registrable Securities covered by such registration statement have been publicly sold by the Investors included therein, or (c) such time as all of the Registrable Securities covered by such registration statement may be sold by the Investors without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Investors.

          “Evaluation Date” has the meaning set forth in Section 3.1(v) .

          “Exchange Cap” has the meaning set forth in Section 6.2 hereof.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Existing Company Entities” means the Company, BVI, WFOE and their respective Subsidiaries and “Existing Company Entity” means any of the Company, BVI, WFOE and any of their respective Subsidiaries.

          “GAAP” means U.S. generally accepted accounting principles.

          “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

          “Intellectual Property Rights” has the meaning set forth in Section 3.1(o) .

          “Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page and set forth opposite such Investor’s name on Exhibit A to this Agreement.

          “Investor Deliverables” has the meaning set forth in Section 2.2(b) .

          “Investors’ Expenses” has the meaning set forth in Section 4.2(d) .

          “Legal Requirement” shall mean any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded). Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

          “Lien” means any lien, charge, encumbrance, security interest, or other charge of any kind.

          “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, except for results or consequences attributable to the effects of, or changes in, general economic or capital markets conditions or effects and changes that generally affect the industries in which the Company Entities operate, such as regulatory action by the PRC or municipal governments or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

          “New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

          “Outside Date” means the forty-fifth (45th) calendar day (if such calendar day is a Trading Day and if not, then the first Trading Day following such forty-fifth (45th) calendar day) following the date of this Agreement.

          “PRC” means, for the purpose of this Agreement, the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

          “Participation Maximum” has the meaning set forth in Section 4.7(a) .

          “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          “Per Unit Purchase Price” equals $33.00.

          “Piggyback Notice” has the meaning set forth in Section 4.2(b) .

          “Piggyback Registration” has the meaning set forth in Section 4.2(b) .

          “Placement Agent” means WLT Brothers Capital, Inc.

          “Pre-Notice” has the meaning set forth in Section 4.7(b) .

          “Proceeding” means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          “Qualified Investor” has the meaning set forth in Section 4.7(a) .

          “Regulation D” has the meaning set forth in Section 2.1(c) .

          “Registrable Securities” means the Shares.

          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          “SEC Reports” has the meaning set forth in Section 3.1(h) .

          “Securities” means the Series A Convertible Preferred Stock and the Warrants.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, issued or issuable to the Investors pursuant to this Agreement, which is convertible into shares of the Common Stock at an initial conversion price of $3.30 per share, subject to adjustments as set forth in the Certificate of Designation.

          “Shares” means the Conversion Shares and the Warrant Shares.

          “Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

          “Subsequent Financing” has the meaning set forth in Section 4.7(a) .

          “Subsequent Financing Notice” has the meaning set forth in Section 4.7(b) .

          “Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

          “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

          “Trading Market” means whichever of the New York Stock Exchange, NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

          “Transaction Documents” means this Agreement, the Certificate of Designation, the Warrant and the Closing Escrow Agreement.

          “Transfer Agent” means Interwest Transfer Company, Inc., and any successor transfer agent of the Company.

          “Units” has the meaning set forth in Section 2.1(a) .

          “Warrants” means the Common Stock purchase warrants in the form of Exhibit C, which are issuable to the Investors at the Closing.

          “Warrant Shares” means shares of Common Stock issuable upon exercise of the Warrants.

          “WFOE” means Daqing Longheda Food Company Limited, a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China .

ARTICLE 2
PURCHASE AND SALE

          2.1      Purchase Price and Closing.

                         (a)      Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investors and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Investors, severally but not jointly, agree to purchase, up to an aggregate purchase price of $15,000,000 (subject to increase prior to the Outside Date, as contemplated by Section 6.5) of Units (the “Units”), each consisting of one (1) share of Series A Convertible Preferred Stock and a Warrant to purchase 2.5 shares of Common Stock. The closing of the purchase and sale of the Units to be acquired by the Investors from the Company under this Agreement shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154 at 9:00 a.m., New York time on such date as the Investors and the Company may agree upon; provided, that all of the conditions set forth in Article 5 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Investor (x) a certificate evidencing a number of shares of Series A Convertible Preferred Stock as determined pursuant to Section 2.2(a)(i) hereof, and (y) a Warrant to purchase such number of shares of Common Stock as determined pursuant to Section 2.2(a)(ii) hereof. At or prior to the Closing, each Investor shall deliver its Investment Amount set forth opposite to such Investor’s name on Exhibit A hereto by wire transfer to the escrow account established pursuant to the Closing Escrow Agreement.

                         (b)      No Fractional Shares. Notwithstanding anything to the contrary herein, no certificate or scrip representing fractional shares of the Series A Convertible Preferred Stock or Warrant shall be issued and any such fractional share will be rounded up to the nearest whole number.

                         (c)      Regulation D. The Company and the Investors are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the Commission under the Securities Act.

          2.2      Closing Deliveries.

                         (a)      At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

                                        (i)      a certificate representing the shares of Series A Convertible Preferred Stock equal to such Investor’s Investment Amount divided by the Per Unit Purchase Price as is set forth opposite the name of such Investor on Exhibit A attached hereto;

                                        (ii)      a Warrant to purchase such number of shares of Common Stock equal to 25% of such Investor’s Investment Amount divided by the Per Unit Purchase Price, as is set forth opposite the name of such Investor on Exhibit A attached hereto;

                                        (iii)      an officer’s certificate, in agreed form, certifying the satisfaction of each of the conditions precedent to the Investors’ obligation to purchase Shares;

                                        (iv)      this Agreement, duly executed by the Company;

                                        (v)      the Closing Escrow Agreement, duly executed by the Company; and

                                        (vi)      legal opinions of Nevada and PRC counsel to the Company.

                         (b)      At or prior to the Closing, each Investor shall deliver or cause to be delivered

                                        (i)      to the Company, this Agreement, duly executed by such Investor;

                                        (ii)      to the Company, the Closing Escrow Agreement, duly executed by such Investor;

                                        (iii)      to the Company, one or more investor questionnaires in the respective forms of Exhibit D-1, D-2 and D-3 hereto;

                                        (iv)      to the Escrow Agent, its Investment Amount, in immediately available funds, by wire transfer to the account designated in the Closing Escrow Agreement (the “Investor Deliverables”).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

          3.1      Representations and Warranties of the Company.

          Subject to exceptions set forth in the disclosure schedule of the Existing Company Entities or in the SEC Reports (as hereinafter defined), the Company hereby makes the following representations and warranties to each Investor:

                         (a)      Subsidiaries. The Existing Company Entities have no direct or indirect Subsidiaries other than as disclosed in Schedule 3.1(a) . Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid except as permitted under PRC laws, non-assessable and free of preemptive and similar rights.

                         (b)      Organization and Qualification. Each of the Existing Company Entities is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. No Existing Company Entity is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each Existing Company Entity is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                         (c)      Authorization; Enforcement. The Company has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each Transaction Document to which it is a party and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents, by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company in connection with such authorization. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Legal Requirement relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

                         (d)      No Conflicts. Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s, or any Existing Company Entity’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any of the debt of any Existing Company Entity’s debt or otherwise) or other understanding to which any of the Existing Company Entities is a party or by which any property or asset of any of the Existing Company Entities is bound or affected, or (iii) result in a violation of any Legal Requirement, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of any Existing Company Entity is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. It is understood that the failure by the Company to timely make payments of cash dividends on the Series A Convertible Preferred Stock would be a Material Adverse Effect for purposes of the foregoing sentence and Schedule 3.1(d) contains an explanation of the Company’s intended method of transmitting dividend payment funds from the PRC to the holders from time to time of the Series A Convertible Preferred Stock.

                         (e)      Filings, Consents and Approvals. None of the Existing Company Entities is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Body in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of this agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5, (v) such filing as required to be made under the rules and regulations of the applicable Trading Market, and (vi) those that have been made or obtained prior to the date of this Agreement.

                         (f)      Issuance of the Securities. The Securities have been duly authorized and when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Warrants are valid and binding obligations of the Company, enforceable in accordance with their terms. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to all Securities sold to the Investors.

                         (g)      Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified on Schedule 3.1(g) . Except as specified on Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock (“Common Stock Equivalents”). The sale of Shares to the Investors will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                         (h)      Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied, as to form, in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP for full year financial statements, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                         (i)      Material Changes. Since the date of the latest audited financial statements of the Company, except as disclosed in the Disclosure Materials (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Existing Company Entities have not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Existing Company Entities have not altered its method of accounting or the identity of its auditors, and (iv) the Existing Company Entities have not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

                         (j)      Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as disclosed in the Disclosure Materials, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Existing Company Entities, nor to the knowledge of the Existing Company Entities, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the Disclosure Materials. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving any Existing Company Entity or any current or former director or officer of an Existing Company Entity (in his or her capacity as such).

                         (k)      Labor Relations. No material labor dispute exists or, to the knowledge of the Existing Company Entities, is imminent with respect to any of the employees of the Existing Company Entities.

                         (l)      Compliance. None of the Existing Company Entities (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by an Existing Company Entity under), nor has any Existing Company Entity received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including all federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                         (m)      Regulatory Permits. The Existing Company Entities possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Existing Company Entities have not received any notice of proceedings relating to the revocation or modification of any such permits.

                         (n)      Title to Assets. The Existing Company Entities own or have valid land use rights to all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Existing Company Entities. Any real property and facilities held under lease by the Existing Company Entities are held by them under valid, subsisting and enforceable leases.

                         (o)      Patents and Trademarks. The Existing Company Entities have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with their respective businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. No Existing Company Entity has received a written notice that the Intellectual Property Rights used by such Existing Company Entity violates or infringes upon the rights of any Person. Except as set forth in the Disclosure Materials, to the knowledge of the Existing Company Entities, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                         (p)      Insurance. The Existing Company Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Existing Company Entities are engaged.

                         (q)      Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b) -(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock underlying the Securities for resale by the Investors under the Securities Act.

                         (r)      Certain Fees. Except as described in Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Existing Company Entities to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                         (s)      Transactions With Affiliates and Employees; Customers. Except as described in the Disclosure Materials, none of the officers or directors of the Company, and, to the knowledge of the Company, none of the employees of any of the Company, is presently a party to any transaction of a value of $120,000 or greater with the Company or any of its Subsidiaries which would be required to be reported under Item 404 Regulation S-K (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the knowledge of the Company, any entity in which any officer, director, or such employee or 5% or more shareholder has a substantial interest or is an officer, director, trustee or partner. None of the Existing Company Entities owes any money or other compensation to any of their respective officers or directors or shareholders, except to the extent of ordinary course compensation arrangements and reimbursement for expenses incurred on behalf of the Company. No material customer of any of the Existing Company Entities has indicated their intention to diminish their relationship with such Existing Company Entity and none of the Existing Company Entities has any knowledge from which it could reasonably conclude that any such customer relationship may be adversely affected.

                         (t)      No Additional Agreements. None of the Existing Company Entities has any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

                         (u)      Foreign Corrupt Practices Act. None of the Existing Company Entities nor to the knowledge of the Company, any agent or other person acting on behalf of the Existing Company Entities, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, or any such Existing Company Entity (or made by any Person acting on their behalf of which the Company is aware) or, to the knowledge of the Existing Company Entities, any members of their respective management which is in violation of any Legal Requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Existing Company Entities.

                         (v)      Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the best knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

                         (w)      Other Representations and Warranties Relating to WFOE.

                                        (i)      All material consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

                                        (ii)      All filings and registrations with the PRC Governmental Bodies required in respect of WFOE and its capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry and or their respective local divisions of Commerce, the State Administration of Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

                                        (iii)      WFOE has complied with all relevant PRC Legal Requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies. There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in WFOE.

                                        (iv)      WFOE has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by WFOE, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

                                        (v)      WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of WFOE’s business which is subject to periodic renewal, the Company has no knowledge of any reasons related to the WFOE for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

                                        (vi)      With regard to employment and staff or labor, WFOE has complied with all applicable PRC Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

                         (x)      Acknowledgement Regarding Investors’ Trading Activity. Except as set forth in Section 3.2(f), anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Investors with applicable law, it is understood and agreed by the Company (i) that past or future open market or other transactions by any Investor, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (ii) that any Investor, and counter parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Investors may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.

                         (y)      Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the Placement Agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than commissions payable to the Placement Agent.

                         (z)      Disclosure. Other than the Transactions contemplated by the Transaction Documents, the Company confirms that neither it nor, to its knowledge, any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors in connection with the transactions contemplated hereunder regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Each Investor hereby acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

          3.2      Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

                         (a)      Organization; Authority. If such Investor is a business entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

                         (b)      Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view towards, or resale in connection with, a public sale or distribution of such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                         (c)      Investor Status. At the time such Investor was offered the Securities, it was an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker dealer under Section 15 of the Exchange Act.

                         (d)      General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio.

                         (e)      Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

                         (f)      Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including any Short Sales involving the Company’s securities) since the time that such Investor was first contacted by the Company, the Placement Agent, or any other Person acting on behalf of the Company regarding the investment in the Company contemplated by this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

                         (g)      Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

                         (h)      Rule 144. Such Investor understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Investor acknowledges that it is familiar with Rule 144 and that such Investor has been advised that Rule 144 permits resales only under certain circumstances. Such Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

                         (i)      General. Such Investor understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities. Such Investor understands that no United States federal or state agency or any Governmental Body has passed upon or made any recommendation or endorsement of the Securities.

                         (j)      Regulation S. If such Investor is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S), such Investor (i) acknowledges that the certificate(s) representing or evidencing the Securities contain a customary restrictive legend restricting the offer, sale or transfer of any Securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Investor of Securities shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Securities was made to such Investor outside of the United States, and such Investor was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Securities in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Section 902(a) and 902(c), respectively, of Regulation S), (vi) has purchased the Securities for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Securities specified on Exhibit A opposite his name and has not pre-arranged any sale with a Investor in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, each Investor understands that the statutory basis for the exemption claimed for the sale of the Securities would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

          4.1      Compliance with Securities Laws.

                         (a)      Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities, other than pursuant to an effective registration statement, pursuant to Rule 144, or to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the substance of which opinion shall be reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

                         (b)      Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

NEITHER THESE SECURITIES NOR THE SHARES OF COMMON STOCK ISSUABLE PURSUANT HERETO HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, NEITHER THESE SECURITIES NOR ANY SUCH SHARES OF COMMON STOCK MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

          The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a) .

                         (c)      Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)):

                                        (i)      following a sale or transfer of such Securities pursuant to an effective registration statement (including a Registration Statement), or

                                        (ii)      following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or

                                        (iii)      while such Securities are eligible for sale under Rule 144 without volume restriction.

          4.2      Registration Obligation.

                         (a)      The Company shall file a registration statement as soon as commercially reasonable, but in any event within thirty (30) days of the Closing Date, on Form S-1, or such other form that is appropriate, covering the resale of the Shares and cause such registration statement to become effective as soon as commercially reasonable, but in any event within ninety (90) days of the Closing Date (which period shall be extended by thirty (30) additional days in the event such registration statement shall be the subject of a full review).

                         (b)      If at any time prior to the one (1) year anniversary of the Closing Date, the Company or any shareholder of the Company proposes to register any of its Common Stock or any securities convertible into Common Stock under the Securities Act (other than pursuant to an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan or registration of securities in connection with a business combination transaction) and the registration form to be used may be used by the Company for the registration of the Registrable Securities, the Company shall give prompt written notice to the Investors of its intention to effect such a registration (each a “Piggyback Notice”) and shall, if commercially practicable, include in such registration statement all Registrable Securities then required to be registered that are not then covered by an effective registration statement with respect to which the Company has received written request from the Investors for inclusion therein within ten (10) days after the date of sending the Piggyback Notice (the “Piggyback Registration”) to the Investors; provided that if the Company and any underwriter reduce the number of shares proposed to be registered under such registration statement, the shares to be registered by holders of the Registrable Securities acquired hereunder will be reduced proportionately based on the relative number of Securities purchased by each Investor hereunder only after all other stockholders’ shares are reduced.

                         (c)      In connection with any registration, the Company will:

                                        (i)      prepare and file with the Commission a registration statement in a commercially reasonable time with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for the Effectiveness Period, in either case subject however to the requirements of subparagraph (a) above;

                                        (ii)      prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the such time as all of such securities have been disposed of in a public offering;

                                        (iii)      furnish to the Investors, at the option of the Company in electronic format, such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investors may reasonably request;

                                        (iv)      register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Investors shall reasonably request (provided, however, that it shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process);

                                        (v)      furnish, at the request of the Investors, a legal opinion of the counsel representing the Company for the purposes of such registration, addressed to the Investors, in customary form and covering matters of the type customarily covered in such legal opinions;

                                        (vi)      otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, at the option of the Company in electronic format, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; provided, however, that the Company shall have no such obligation if the Effectiveness Period has expired;

                                        (vii)      notify the Investors, at any time when the offering documents include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Investors, prepare and furnish to such person(s) such reasonable number of copies of any amendment or supplement to the offering documents as may be necessary so that, as thereafter delivered to the Investors of such shares, such offering documents shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to deliver to Investors of any other securities of the Company included in the offering copies of such offering documents as so amended or supplemented;

                                        (viii)      keep the Investors informed of the Company’s best estimate of the earliest date on which the offering documents will become effective, and promptly notify the Investors of (A) the effectiveness of such offering documents, (B) a request by the Commission for an amendment or supplement to such offering documents, (C) the issuance by the Commission of an order suspending the effectiveness of the offering documents, or of the threat of any proceeding for that purpose, and (D) the suspension of the qualification of any securities to be included in the offering documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and

                                        (ix)      before filing any registration statement as contemplated by Section 4.2 hereof and any amendment or supplement thereto (including any documents incorporated by reference therein), the Company shall furnish to the Investors copies of all such offering documents, at the option of the Company in electronic format to the email address for each Investor specified on the signature pages hereto, which offering documents shall be subject to the review of such Investors and, where feasible, the Company shall make such changes in the offering documents as are promptly and reasonably requested by an Investor. The Investors shall provide their comments to the offering documents, if any, within 2 business days after the receipt of such offering documents.

                         (d)      All registrations (piggyback or otherwise) made by the Investors will be made solely at the Company’s expense, other than (i) if an underwritten offering is consented to by the Company, the underwriters’, broker-dealers’ and placement agents’ selling discounts, commissions and fees relating to the sale of the Investors’ securities, (ii) any costs and expenses of counsel, accountants or other advisors retained by the Investors other than the fees and expenses of one counsel to represent all Investors in connection with a registration statement filed pursuant hereto, not to exceed $5,000 in the aggregate for all such Investors in connection with such registration, and (iii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Investors’ securities (collectively, “Investors’ Expenses”) which shall be paid by the Investors.

                         (e)      In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Investor holding such Registrable Securities, such Investor’s directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Investor or such participating person within the meaning of the Securities Act, against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees), or expenses, joint or several, to which such Investor or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation of any applicable securities laws, and in each of the foregoing circumstances shall reimburse such Investor or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Investor or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use therein.

                         (f)      In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Investor holding Registrable Securities agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act and any other Investor against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees), or expenses, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in either case only to the extent that such untrue statement or omission is (A) made in reliance on and in conformity with any information furnished in writing by such Investor to the Company concerning such Investor specifically for inclusion in the offering documents relating to such offering, and (B) is not corrected by such Investor and distributed to the Investors within a reasonable period of time. Notwithstanding the provisions of this paragraph, no Investor shall be required to indemnify any person pursuant to this paragraph or to contribute pursuant to paragraph (g) below in an amount in excess of the amount of the aggregate net proceeds received by such Investor in connection with any such registration under the Securities Act.

                         (g)      If the indemnification provided for above from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                         (h)      In order to permit the Investors to sell the Registrable Securities, if so desired, pursuant to any applicable resale exemption under applicable securities laws and regulations, the Company shall:

                                        (i)      comply with all rules and regulations of the Commission in connection with use of any such resale exemption;

                                        (ii)      make and keep available adequate and current public information regarding the Company;

                                        (iii)      file with the Commission in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or other applicable securities laws and regulations;

                                        (iv)      upon written request from any Investor, furnish to such Investor copies of annual reports required to be filed under the Exchange Act and other applicable securities laws and regulations; and

                                        (v)      upon written request from any Investor, furnish to such Investor, upon written request (A) a copy of the most recent quarterly report of the Company and such other reports and documents filed by the Company with the Commission and (B) such other information as may be reasonably required to permit the Investors to sell pursuant to any applicable resale exemption under the Securities Act or other applicable securities law and regulations, if any.

                         (i)      All rights of the Investors under this Section 4 are unique to and limited to the Investors and may not be transferred or inure to the benefit of the Investors’ successors and assigns or any other transferee who obtains Registrable Securities.

                         (j)      Notwithstanding anything to the contrary herein, any and all of the Company’s obligations under this Section 4.2 shall terminate upon the expiration of the Effectiveness Period.

                         (k)      The Company shall not grant any registration rights without the consent of the Investors holding a majority in interest of the then outstanding Registrable Securities prior to the effectiveness of the registration statement referred to in subparagraph (a) above, unless such newly granted registration rights are subordinated to the Investor’s rights under this Section 4.2.

          4.3      Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

          4.4      Subsequent Registrations. The Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company prior to the time that all Shares are registered pursuant to one or more effective registration statement(s), and the prospectuses forming a portion of such registration statement(s) is available for the resale of all Shares, except that if an Investor declines in writing to include their Shares in a registration statement, then this Section 4.4 hereafter ceases to apply to the Shares of such Investor (other than if such Investor declines to include its Shares because such Investor was unwilling to be named as an underwriter in such Registration Statement).

          4.5      Securities Laws Disclosure; Publicity. By (i) 9:30 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release, disclosing the transactions contemplated by the Transaction Documents and the Closing and by (ii) 5:30 p.m. (New York time) on the Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents (and attach as exhibits thereto all existing Transaction Documents) and the Closing. The Company covenants that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to any of the Existing Company Entities. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

          4.6      Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes, acquisitions and/or capital expenditures.

          4.7      Participation in Future Financing.

                         (a)      From the date hereof until the first anniversary of such date, upon any financing by the Company of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Investor who owns at least 50% of the number of shares of Series A Convertible Preferred Stock originally purchased hereunder (such Investor, a “Qualified Investor”) shall have the right to participate in up to an amount of the Subsequent Financing equal to the lesser of (i) the amount of the Subsequent Financing and (ii) the aggregate Liquidation Preference Amount of the Series A Convertible Preferred Stock then outstanding and held by all such Qualified Investors (the “Participation Maximum”).

                         (b)      At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Qualified Investor a written notice requesting their written approval to receive nonpublic information regarding the Company (“Pre-Notice”), which Pre-Notice shall ask such Qualified Investor if it wants to review the details of such information (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Qualified Investor, and only upon a request by such Qualified Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Qualified Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. The Company may deliver the Pre-Notice and Subsequent Financing Notice to such Qualified Investor by e-mail to the e-mail address specified on the signature pages hereto.

                         (c)      Any Qualified Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Qualified Investors have received the Pre-Notice that the Qualified Investor is willing to participate in the Subsequent Financing, the amount of the Qualified Investor’s participation, and that the Qualified Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Qualified Investor as of such 5th Trading Day, such Qualified Investor shall be deemed to have notified the Company that it does not elect to participate.

                         (d)      If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Qualified Investors have received the Pre-Notice, notifications by the Qualified Investors of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the persons set forth in the Subsequent Financing Notice.

                         (e)      If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Qualified Investors have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Investors seeking to purchase more than the aggregate amount of the Participation Maximum, each such Qualified Investor shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Qualified Investors. “Pro Rata Portion” is the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Qualified Investor participating under this Section 4.7 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Qualified Investors participating under this Section 4.7.

                         (f)      The Company must provide the Qualified Investors with a second Subsequent Financing Notice, and the Qualified Investors will again have the right of participation set forth above in this Section 4.7, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.

                         (g)      The rights contained in this Section shall not apply to the issuance and sale by the Company of :

                                        (i)      shares of Common Stock or Common Stock Equivalents to employees, officers, or directors of the Company, as compensation for their services to the Company or any of its direct or indirect Subsidiaries pursuant to arrangements approved by the Board of Directors of the Company (including, but not limited to, any stock or option plan duly adopted by the Board of Directors of the Company);

                                        (ii)      shares of Common Stock or Common Stock Equivalents issued as consideration for the acquisitions of or strategic transactions with another company or business where the primary purpose is not to raise capital for the Company or any Subsidiary, which acquisition or strategic transaction has been approved by the Board of Directors of the Company;

                                        (iii)      up to an aggregate of $500,000 worth of shares of Common Stock or Common Stock Equivalents issued to non-Affiliates in connection with services rendered to the Company pursuant to arrangements approved by the Board of Directors of the Company;

                                        (iv)      shares of Common Stock or Common Stock Equivalents issued as part of a primary underwritten public offering (which shall not include a shelf takedown) with proceeds to the Company equal to or greater than $10,000,000; or

                                        (v)      shares of Common Stock issued upon conversion or exercise of the Securities.

          4.8      Conversion Shares. At the Closing, the Company shall have authorized and reserved and shall continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred thirty percent (130%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Convertible Preferred Stock and exercise of the Warrants then outstanding.

          4.9      Trading Market Rules and Regulations. The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to one hundred percent (100%) of the number of shares of Common Stock as shall be sufficient to effect the conversion of all of the Series A Convertible Preferred Stock and exercise of the Warrants on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Investors evidence of such listing, and (iv) maintain the listing of such Common Stock on any date on such Trading Market or another Trading Market. Prior to the Closing Date, the Company shall obtain the Shareholder Approval, and the Company shall, within thirty (30) calendar days after the Closing Date, file a Preliminary Information Statement on Schedule 14C with the Commission, and, if such Preliminary Information Statement is not reviewed by the Commission, 10 calendar days thereafter, shall mail a Definitive Information Statement on Schedule 14C to the non-consenting shareholders in connection therewith (if such Preliminary Information Statement is reviewed by the Commission, the Company shall use their best efforts to respond to any comments the Commission may have to such Preliminary Information Statement and shall mail a Definitive Information Statement to the non-consenting shareholders as soon as practicable following the date such Preliminary Information Statement is cleared by the Commission).

ARTICLE 5
CONDITIONS PRECEDENT TO CLOSING

          5.1      Conditions Precedent to the Obligations of the Investors to Purchase Units. The obligation of each Investor to acquire Units at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

                         (a)      Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

                         (b)      Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

                         (c)      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                         (d)      Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

                         (e)      Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

                         (f)      Series A Certificate of Designation. The Company shall have filed with the Secretary of State of Nevada the Series A Certificate of Designation substantially in the form of Exhibit B attached hereto;

                         (g)      Opinion of PRC Counsel. The Investors shall have received an opinion of PRC counsel to the Company in form and substance reasonably satisfactory to the Investors;

                         (h)      Opinion of Nevada Counsel. The Investors shall have received an opinion of Nevada counsel to the Company in form and substance reasonably satisfactory to the Investors;

                         (i)      Opinion of New York Counsel. The Investors shall have received an opinion of New York counsel to the Company in form and substance reasonably satisfactory to the Investors;

                         (j)      Stockholder Approval. If the Common Stock is listed on a Trading Market and the issuance of the Shares as contemplated under the Transaction Documents would exceed that number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Trading Market on which it is listed, then the Company shall have obtained the approval of its stockholders as required by the applicable rules of the Trading Market for issuances of the Shares in excess of such amount; and

                         (k)      Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.6.

          5.2      Conditions Precedent to the Obligations of the Company to Sell Units. The obligation of the Company to sell Units at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                         (a)      Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

                         (b)      Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

                         (c)      No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                         (d)      Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

                         (e)      Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6
MISCELLANEOUS

          6.1      Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the registration expenses all stamp and other taxes and duties levied in connection with the issuance and/or transfer of the Securities and any fees in connection with the registration of the Registrable Securities.

          6.2      Share Issuance Limitations. Notwithstanding anything to the contrary in the Transaction Documents, the Company shall not be obligated to issue any shares of Common Stock (i) upon conversion of the Series A Convertible Preferred Stock, or (ii) upon exercise of the Warrants if the aggregate number of shares of Common Stock issued thereunder would exceed 7,225,150 shares of Common Stock (the “Exchange Cap”), which is the aggregate number of shares of Common Stock which the Company may issue in connection with such transactions without breaching the Company’s obligations under the rules or regulations of any applicable Trading Market, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of such Trading Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investors.

          6.3      Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          6.4      Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

China Nutrifruit Group Limited
5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316
Facsimile: (86) 459 8972774
Attention: Chief Executive Officer

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW
Washington, DC 20037-1122
Facsimile: (202) 663-8007
Attn.: Joseph Tiano, Esq.

If to an Investor:

To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          6.5      Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Securities subscribed for by Investors (excluding any Investors that are Affiliates of the Company). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares. Notwithstanding anything contained herein to the contrary, a Person can, without the need for approval by any other Investors to this Agreement, become a Party to this Agreement by executing and delivering a joinder signature page hereto before the Outside Date, whereupon such Person will be deemed an Investor for all purposes of this Agreement and will be automatically added to Exhibit A hereto.

          6.6      Termination. This Agreement may be terminated prior to Closing:

                         (a)      by written agreement of an Investor (as to itself but no other Investor) and the Company; and

                         (b)      by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.6(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

          In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.6, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

          6.7      Construction; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. The words “including,” “include” and other words of similar import shall be deemed to be followed by the words “without limitation.”

          6.8      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement (other than registration rights set forth in Section 4.2 hereof) to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Investors.

          6.9      No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          6.10      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

          6.11      Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for 18 months following the Closing Date.

          6.12      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

          6.13      Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

          6.14      Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

          6.15      Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

          6.16      Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK --
SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHINA NUTRIFRUIT GROUP LIMITED

By: _____________________________________
Name: Jinglin Shi
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -- SIGNATURE PAGES FOR INVESTORS FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

_________________________________________Units	Aggregate Subscription Price: US$ ___________

Name and Address of Investor:	Registration Instructions (if different):

Name of Investor (please print)	Name

By: ______________________________________________
Authorized Signature	Account Reference, if applicable

Official Capacity or Title (please print)

(Please print name of signatory if different from the	Address, including postal code
name of the Investor printed above.)
Delivery Instructions (if different):
Investor’s Address:
Name

Account Reference, if applicable

Telephone Number: __________________________________

Fax Number: ________________________________________
Address, including postal code
E-mail Address: ______________________________________

Telephone Number

EXHIBIT A
______________________________________________

SCHEDULE OF BUYERS

No.	Investor Name	Investor Address	Investment Amount	Units Purchased	Shares of Series A Convertible Preferred Stock	Warrants
1.	Bruce Walker Ravenel III	1265 Carriage Hill Ct Franktown, CO 80116-8903	$200,000.00	6,061	6,061	15,153
2.	Bruce Wapen	969-G Edgewater Blvd 807 Foster City, CA 94404-3760	$75,000.00	2,273	2,273	5,683
3.	Donald Shoff	P.O. Box 1133 Red Bluff, CA 96080-1133	$75,000.00	2,273	2,273	5,683
4.	John Michael Cheezem	2201 4th N Ste 200 St Petersburg, Fl 33704-4300	$100,000.00	3,031	3,031	7,578
5.	Mary Neiberg	3600 Cerrillos Rd Ste 406 A/B Santa Fe, NM 87507-2612	$100,000.00	3,031	3,031	7,578
6.	Steven Duane Chism Lynne Chism Jt Ten	P.O. Box 37 Brighton, IL 62012-0037	$50,000.00	1,516	1,516	3,790
7.	Jesse D Smith Melanie M Smith Ten Com	8518 Fathom Circle #103 Austin, TX 78750-3036	$50,000.00	1,516	1,516	3,790
8.	Pom Investments LLC	387 Avenue I Boulder City, NV 89005-2623	$100,000.00	3,031	3,031	7,578
9.	Integrity Funds LP	1122 Garraty Rd San Antonio, TX 78209-6015	$50,000.00	1,516	1,516	3,790
10.	JMC Family Investments, Ltd.	2201 4th N Ste 200 St Petersburg, Fl 33704-4300	$100,000.00	3,031	3,031	7,578
11.	Living Trust UAD 04/24/01 Robert K Heimann TTEE FBO Robert K Heimann	181 Indian Shadows Drive Maryville, TN 37801-1547	$50,000.00	1,516	1,516	3,790
12.	Arthur R. Eklund & Janet L. Eklund TTEES The Arthur & Janet Eklund 1998 Inter Vivos Trust Dec.	1650 Via Chaparral Fallbrook, CA 92028-8518	$50,000.00	1,516	1,516	3,790
13.	Rod Mcintyre TR Rod Mcintyre Trust UA Dated 5/1/01	2169 Mcintyre Rd Stevensville, MT 59870-6800	$50,000.00	1,516	1,516	3,790
14.	Anthony James Johnson	4919 Vista Place San Diego, CA 92116-1428	$50,000.00	1,516	1,516	3,790
15.	Paul P Ulrich Deborah A Dean Jt Ten	56 Crooked Ave San Anselmo, CA 94960-2378	$50,000.00	1,516	1,516	3,790
16.	Carlos Alfonso Merino Rev Living Trust UAD 12/04/96 Carlos A Merino TTEE	283 Waiama Way Haiku, HI 96708-5899	$100,000.00	3,031	3,031	7,578
17.	Savings Trust Mark Dugger TTEE Attn Mark Dugger	207 Avenue D Ste 200 Snohomish, WA 98290-2773	$100,000.00	3,031	3,031	7,578

No.	Investor Name	Investor Address	Investment Amount	Units Purchased	Shares of Series A Convertible Preferred Stock	Warrants
18.	Corey Shannon McNamee	4003 Dunsinane St Ocean Springs, MS 39564-3444	$50,000.00	1,516	1,516	3,790
19.	Thomas W Morris	890 Maplewood Drive Reno, NV 89509-3670	$50,000.00	1,516	1,516	3,790
20.	Henry Louis Schairer Jr	229 Hopewell Dr Allentown, PA 18104-9596	$50,000.00	1,516	1,516	3,790
21.	Edmund Schweitzer	1605 NW Valhalla Drive Pullman, WA 99163-3779	$50,000.00	1,516	1,516	3,790
22.	Ronald Bovasso Linda Bovasso Jt Ten	3 April Lane Wilmington, DE 19810-4122	$50,000.00	1,516	1,516	3,790
23.	Van J Clark Dessie Clark Jt Ten	38 Delgado Way Hot Springs, AR 71909-3711	$50,000.00	1,516	1,516	3,790
24.	IRA FBO Jonathan N Edwards Pershing LLC as Custodian Roth Account	Box 8905 Kodiak, AK 99615-8905	$50,000.00	1,516	1,516	3,790
25.	M Carl Rice Ellen Hyde Rice Comm Prop	1030 Kings Hwy Shreveport, LA 71104-2932	$150,000.00	4,546	4,546	11,365
26.	Alma D Arthur Survivors Trust Dated 10/18/1990 UAD 10/18/90 Alma D Arthur TTEE	10724 Waterbury Dr Stockton, CA 95209-4212	$100,000.00	3,031	3,031	7,578
27.	James V. Bacon Trust DTD 09/14/1995 UAD 09/14/95 James Bacon TTEE	1446 Norton Avenue Glendale, CA 91202-1424	$300,000.00	9,091	9,091	22,728
28.	Timothy R. Crane Trust Dated 12/06/2004 UAD 12/06/04 Timothy Crane TTEE	24615 Park Miramar Calabasas, CA 91302-1455	$150,000.00	4,546	4,546	11,365
29.	Trust DTD 1/31/2008 UAD 01/31/08 Paul Dipaolo & Nancy L Worthington TTEES	PO Box 6089 Incline Vlg, NV 89450-6089	$50,000.00	1,516	1,516	3,790
30.	Goodwin Living Trust Dated 3/27/2008 UAD 03/27/08 Buford Charles Goodwin Jr. & Danalyn S Goodwin TTEES	15150 Dendinger Drive Covington, LA 70433-6866	$50,000.00	1,516	1,516	3,790
31.	Ingram Living Trust Dated 11/02/2005 UAD11/02/05 Thomas L Ingram & Carissa Ingram TTEES	4001 Stone Canyon Avenue Sherman Oaks, CA 91403-4542	$50,000.00	1,516	1,516	3,790
32.	Petersen Family Trust Dated 11/14/2008 UAD 11/14/08 Eric Petersen & Mechel S Petersen TTEES	3422 Jewell Street San Diego, CA 92109-6720	$50,000.00	1,516	1,516	3,790

No.	Investor Name	Investor Address	Investment Amount	Units Purchased	Shares of Series A Convertible Preferred Stock	Warrants
33.	Revocable Trust of Barbara J. Peterson UAD 02/04/00 Barbara J Peterson TTEE	6426 Oakwood Dr Oakland, CA 94611-1330	$50,000.00	1,516	1,516	3,790
34.	Eva M. Salas UAD 11/06/03 Eva Marie Salas TTEE	2016 Stockbridge Ave. Redwood City, CA 94061-4131	$50,000.00	1,516	1,516	3,790
35.	Ajay Kalra	639 W. 9th St San Pedro, CA 90731-3107	$80,000.00	2,425	2,425	6,063
36.	Robert Vecchione	PO Box 307 Felton, CA 95018-0307	$70,000.00	2,122	2,122	5,305
37.	John A Rupp Trust UAD 03/25/94 John A Rupp TTEE AMD 03/09/07	PO Box 1733 Clackamas, OR 97015-1733	$70,000.00	2,122	2,122	5,305
38.	Lynn Rollins Stull Trust UAD 08/01/08 Lynn Rollins Stull TTEE	463 Baughman Ave Claremont, CA 91711-3838	$50,000.00	1,516	1,516	3,790
39.	John E. Erskine Jr. Living Trust DTD 05/14/2009 UAD 05/14/09 John E Erskine Jr TTEE	8635 Washington Ave Racine, WI 53406-3738	$50,000.00	1,516	1,516	3,790
40.	Karges Revocable Intervivos Trust UAD 04/29/85 William A Karges Jr TTEE Attn William A Karges Jr	PO Box D1 Carmel, CA 93921-0729	$50,000.00	1,516	1,516	3,790
41.	John D. Smead	16 Joliet Drive Coto De Caza, CA 92679-3269	$100,000.00	3,031	3,031	7,578
42.	David W Larson Jennifer L Larson Jt Ten	120 Birch Bluff Rd Excelsior, MN 55331-8512	$100,000.00	3,031	3,031	7,578
43.	Robert C Sayson Alice K Sayson Jt Ten	1005 West Pwell Blvd Gresham, OR 97030-7107	$100,000.00	3,031	3,031	7,578
44.	Richard Griff Jackie Griff Jt Ten	2354 E 2900 N Twin Falls, ID 83301-0600	$200,000.00	6,061	6,061	15,153
45.	Ronald A Griff Marilyn Jane Griff Jt Ten	2377 E 3000 N Twin Falls, ID 83301-0600	$50,000.00	1,516	1,516	3,790
46.	O'Connor Investments, LP	3358 Highway 12 Kamiah, ID 83536-5001	$50,000.00	1,516	1,516	3,790
47.	Scott And Lori Langmack Family Trust UAD 06/22/02 Scott F Langmack & Lori Langmack TTEES	10 Scott Ct Hillsborough, CA 94010-6057	$100,000.00	3,031	3,031	7,578
48.	Dennis And Mary Trine Family Trust UAD 09/20/06 Dennis Trine & Mary Trine TTEES	10006 Santa Fe Springs Rd Santa Fe Springs, CA 90670	$100,000.00	3,031	3,031	7,578
49.	William Peckovich Trust UAD 04/11/02	2230 Manhattan Ave Hermosa Beach, CA 90254- 2522	$100,000.00	3,031	3,031	7,578

No.	Investor Name	Investor Address	Investment Amount	Units Purchased	Shares of Series A Convertible Preferred Stock	Warrants
50.	Mark E. Smead Revocable Living Trust UAD 11/17/95 Marke Edward Smead TTEE	862 Gray Fox Circle Pleasanton, CA 94566-4400	$100,000.00	3,031	3,031	7,578
51.	Terrence And Trudy Rose 1979 Living Trust UAD 05/14/79 Tj Rose & Ta Rose TTEES Terrence Rose Leasing	3375 Scott Blvd Ste 308 Santa Clara, CA 95054	$50,000.00	1,516	1,516	3,790
52.	Gose Investments LLC	2243 Kauhana Street Honolulu, HI 96816-3054	$50,000.00	1,516	1,516	3,790
53.	F. Brent May, D.M.D., M.S.D. PC PS Plan Francis Brent May TTEE Dr May DMD	127 NE Eads St Newport, OR 97365-2840	$50,000.00	1,516	1,516	3,790
54.	Brunzlick Medical Services Inc. Larry Brunzlick TTEE	W6280 Sherry Rd Bryant, WI 54418-9613	$50,000.00	1,516	1,516	3,790
55.	H Kathuria Investments II Pension Plan & TRST Hemant Kathuria TTEE	12400 Wilshire Blvd Ste 1060 Los Angeles, CA 90025-1055	$50,000.00	1,516	1,516	3,790
56.	Michael Louris	3714 Moorpark Avenue San Jose, CA 95117-1955	$50,000.00	1,516	1,516	3,790
57.	Timothy M Weaver	9450 Metcalf Rd Waite Hill, OH 44094-9716	$200,000.00	6,061	6,061	15,153
58.	Akshay Kapur	44849 Vista Del Sol Fremont, CA 94539-4900	$50,000.00	1,516	1,516	3,790
59.	James Lutter	3775 Coleman Creek Rd Medford, OR 97501-9615	$90,000.00	2,728	2,728	6,820
60.	William C Schoelen	4715 E Woodland Dr Post Falls, ID 83854-7721	$100,000.00	3,031	3,031	7,578
61.	Andres Keichian	10207 Memorial Dr Houston, TX 77024-3212	$70,000.00	2,122	2,122	5,305
62.	Jonathan Pawelko Marisa Pawelko Jt Ten	2247 W. Eastwood Avenue Apt. 1 Chicago, IL 60625-2056	$50,000.00	1,516	1,516	3,790
63.	George Pellettieri Precy Pellettieri Jt Ten	617 W Meadow Ave Rahway, NJ 07065-2308	$50,000.00	1,516	1,516	3,790
64.	James A Sheahan Melody K Sheahan Jt Ten	29711 133 Rd Place SE Monroe, WA 98272-9598	$50,000.00	1,516	1,516	3,790
65.	KK Swogger Asset Management, L.P.	4211 Waters Edge Cove Austin, TX 78731-5139	$100,000.00	3,031	3,031	7,578
66.	Ten Brink Trust Dated 10/02/1986 UAD 10/02/86 William Ten Brink TTEE	1164 Wellesley Avenue #301 Los Angeles, CA 90049-5889	$90,000.00	2,728	2,728	6,820
67.	Revocable Trust UAD 03/31/04 Robert Foss & Margaret Foss TTEES	202 N. Irving St Arlington, VA 22201-1030	$50,000.00	1,516	1,516	3,790

No.	Investor Name	Investor Address	Investment Amount	Units Purchased	Shares of Series A Convertible Preferred Stock	Warrants
68.	Kenneth H & Maureen K Nass Charitable Remainder Trust UAD 6/7/05 Kenneth Henry Nass & Maureen K Nass TTEES	3305 No 80th Street Omaha, NE 68134-4909	$100,000.00	3,031	3,031	7,578
69.	The Maryann Migas Revocable Trust UAD 10/10/05 Maryann Migas TTEE	975 Springview Circle San Ramon, CA 94583-4719	$50,000.00	1,516	1,516	3,790
70.	The Anita Berwind Welch Rev Trus UAD 12/05/05 Anita Welch TTEE	1356 Hibiscus St Clearwater, FL 33755-3405	$90,000.00	2,728	2,728	6,820
71.	Kaoru Matsunaga Trust UAD 05/17/05 Benson Araki TTEE Attn Benson H Araki	94-615 Kupuohi St Ste 206 Waipahu, HI 96797-5329	$150,000.00	4,546	4,546	11,365
72.	William Henry Meurer 1997 Trust UAD 08/05/97 Bill Meurer TTEE	612 S Mentor Ave Pasadena, CA 91106-4023	$60,000.00	1,819	1,819	4,548
73.	Scott R. Lennes Revocable Trust DTD 06/07/2005 UAD 06/07/05 Scott R Lennes TTEE	Finca La Culebra Savegre De Quepos Puntarenas, Costa Rica	$100,000.00	3,031	3,031	7,578
74.	The Alexander Galuz And Yana Galuz Jt Living TST UAD 08/24/05 Alexander Galux & Yana Galux TTEES	10350 Santa Monica Blvd Ste 120 Los Angeles, CA 90025	$50,000.00	1,516	1,516	3,790
75.	The Westcott Family Trust UAD 8/15/1990 UAD 08/15/90 Donald E Westcott TTEE	2954 Mill Creek Rd Healdsburg, CA 95448-9753	$50,000.00	1,516	1,516	3,790
76.	Barbara Gallunseidel Residual Trust UAD 02/09/60 Barbara Seidel TTEE	1945 Straits View Dr Tiburon, CA 94920-1820	$50,000.00	1,516	1,516	3,790
77.	Christianna Seidel Separate Property Trust UAD 11/05/99 Christianna Seidel TTEE	30 Reedland Woods Way Tiburon, CA 94920-2029	$50,000.00	1,516	1,516	3,790
78.	Valerie Anne Hillesheim Thomas Alfred Hillsheim Jt Ten	549 Aguajito Rd Carmel, CA 93923-9433	$50,000.00	1,516	1,516	3,790
79.	F J Pollok Jr	10855 IH 35 N San Antonio, TX 78233-6632	$100,000.00	3,031	3,031	7,578

No.	Investor Name	Investor Address	Investment Amount	Units Purchased	Shares of Series A Convertible Preferred Stock	Warrants
80.	The Masunas Family Trust UAD 08/20/03 Annalisa Moore Masunas TTEE 1049 S Desert Senna LP Tucson AZ 85748-3562	1049 S Desert Senna Loop Tucson, AZ 85748-3562	$30,000.00	910	910	2,275
81.	HCR Investments, Inc. c/o Charles Indyg	6641 Black Horse Pike Cardiff, NJ 08234-1805	$200,000.00	6,061	6,061	15,153
82.	James Buckner	6951 Obispo Ave Long Beach, CA 90805-1860	$300,000.00	9,091	9,091	22,728
83.	Carolyn L. Bailey	62 Foster Street Cambridge, MA 02138-4817	$50,000.00	1,516	1,516	3,790
84.	David Arita Tod DTD 05/10/2009	4139 Rosalita Ct Fremont, CA 94536-4623	$50,000.00	1,516	1,516	3,790
85.	Revocable Living Trust of Roger T. Daun and Lily T UAD 06/29/95 Roger Daun & Lily Daun TTEES FBO Launrence Daun	20209 Via Cellini Northridge, CA 91326-4063	$50,000.00	1,516	1,516	3,790
86.	Quincy Murphy Inc.	23277 County Road 780 Bernie, MO 63822-7238	$100,000.00	3,031	3,031	7,578
87.	Stephen Kenneth Kershner	1465 Edgewood Drive Palo Alto, CA 94301-3118	$50,000.00	1,516	1,516	3,790
88.	James A Peterson	121 Alta Ave Piedmont, CA 94611-3448	$100,000.00	3,031	3,031	7,578
89.	Patrick Kirk & Gloria Kirk Jtwros	100 Trelawney St. Mcqueeney, TX 78123-3423	$50,000.00	1,516	1,516	3,790
90.	Norman S Kramer Linda L Kramer Jt Ten	4536 Donlon Rd Somis, CA 93066-9618	$150,000.00	4,546	4,546	11,365
91.	Russell Parker & Sue Parker Jtwros	19782 Caprice Drive Yorba Linda, CA 92886-4409	$50,000.00	1,516	1,516	3,790
92.	James Foreman Angelia Foreman Jt Ten	64 E. 200N Decator, IN 46733	$50,000.00	1,516	1,516	3,790
93.	David M Anthopoulos Karen B Shapiro Jt Ten	1665 Oak Knoll Ave San Marino, CA 91108-1775	$50,000.00	1,516	1,516	3,790
94.	The Meister Non-Exempt Marital Trust UAD 11/17/83 Barbara S Meister TTEE	1369 Beachmont St Ventura, CA 93001-4225	$300,000.00	9,091	9,091	22,728
95.	The North Mid-Valley Family Trust A UAD 11/22/91 Valene McIntyre Posey TTEE	6 Lakeshore Terrace Chico, CA 95928-3914	$100,000.00	3,031	3,031	7,578
96.	The North Mid-Valley Family Trust B UAD 11/22/91 Valene McIntyre Posey TTEE	6 Lakeshore Terrace Chico, CA 95928-3914	$100,000.00	3,031	3,031	7,578
97.	The Edward Charles Mohr Trust UAD 12/21/94 Edward Charles Mohr TTEE	1887 Mott Ct Santa Rosa Va, CA 93012-9283	$50,000.00	1,516	1,516	3,790

No.	Investor Name	Investor Address	Investment Amount	Units Purchased	Shares of Series A Convertible Preferred Stock	Warrants
98.	The Ray-Etta L. Morrell Trust UAD 11/24/86 Ray-Etta L. Morrell TTEE	3340 Del Sol Blvd #115 San Diego, CA 92145-3456	$50,000.00	1,516	1,516	3,790
99.	Peter D. Schiff	88 Post Road West 3rd Floor Westport, CT 06880	$100,000.00	3,031	3,031	7,578
100.	Middlesex Ortho Surgeons 401K FBO Lawrence Berson L Berson & J Bash & B Moeckel & S J O'Donnel TTEES	71 Arlen Way West Hartford, CT 06117-1104	$70,000.00	2,122	2,122	5,305
101.	Bradley Anesthesiology PC Proft Sharing Plan & TST William L Bradley TTEE Attn William Bradley	315 Turnpike Rd Mt Pleasant, PA 15666-2547	$200,000.00	6,061	6,061	15,153
102.	IRA FBO Thomas A Ladner Pershing LLC as Custodian Rollover Account	6200 Pitch Ln Boynton Beach, FL 33437-4126	$50,000.00	1,516	1,516	3,790
103.	IRA FBO Joseph McCarthy Pershing LLC as Custodian Rollover Account	5374 Via Morena Yorba Linda, CA 92886-5007	$50,000.00	1,516	1,516	3,790
104.	IRA FBO Paul Harper Zink Pershing LLC as Custodian Rollover Account	7596 S. Willow Way Centennial, CO 80112-2723	$50,000.00	1,516	1,516	3,790
105.	IRA FBO Bert Brooks Carder Pershing LLC as Custodian Rollover Account	649 California Oak Vista, CA 92081-7553	$50,000.00	1,516	1,516	3,790
106.	SEP FBO Melinda G. Elkin Pershing LLC as Custodian	2609 NW Market Street Seattle, WA 98107	$50,000.00	1,516	1,516	3,790
107.	IRA FBO Paul H Freiberg Pershing LLC as Custodian Rollover Account	1900 23rd Ave SE Minot, ND 58701-6081	$50,000.00	1,516	1,516	3,790
108.	James C. Brown TOD DTD 03/05/2009	11321 Camino Del Sol Agua Dulce Santa Clarita, CA 91390-2893	$50,000.00	1,516	1,516	3,790
109.	IRA FBO Diane Spolum Pershing LLC as Custodian	821 Southwood Dr S Fargo, ND 58103-6019	$190,000.00	5,758	5,758	14,395
110.	SEP FBO Donald Fagen Pershing LLC as Custodian	8 E 92nd St Apt. #2 New York, NY 10128-0621	$250,000.00	7,576	7,576	18,940
111.	IRA FBO Bert Huntsinger Pershing LLC as Custodian	13803 Werth Road Hermosa, SD 57744-5027	$100,000.00	3,031	3,031	7,578

No.	Investor Name	Investor Address	Investment Amount	Units Purchased	Shares of Series A Convertible Preferred Stock	Warrants
112.	IRA FBO Joseph Howton Pershing LLC as Custodian Rollover Account	947 SE Malden Street Portland, OR 97202-5911	$50,000.00	1,516	1,516	3,790
113.	IRA FBO Ralph Dale Edson Pershing LLC as Custodian Rollover Account	26539 Turnstone Ct Valencia, CA 91355-3506	$100,000.00	3,031	3,031	7,578
114.	IRA FBO Richard W Ruess Pershing LLC as Custodian Rollover Account	22214 Sweeney Rd SE Maple Valley, WA 98038-6437	$50,000.00	1,516	1,516	3,790
115.	IRA FBO James A Tamborello Pershing LLC as Custodian Rollover Account	2302 Anacapa Street Santa Barbara, CA 93105-3508	$100,000.00	3,031	3,031	7,578
116.	IRA FBO Jeffrey P Baker Pershing LLC as Custodian	715 N Chisholm Ct Post Falls, ID 83854-8845	$50,000.00	1,516	1,516	3,790
117.	Proud Foundation	Po Box 0823-02038 Panama 7, Panama	$50,000.00	1,516	1,516	3,790
118.	Oleksandr Tumko Oksana Tumko Jt Ten	15400 Winchester Blvd. Apt. 10 Los Gatos, CA 95030-2341	$50,000.00	1,516	1,516	3,790
119.	Jim Pugh Nancy M Pugh Jt Ten	62-2146 "A" Ouli St Kamuela, HI 96743-8788	$50,000.00	1,516	1,516	3,790
120.	Jim Robert Pugh	1616 Morgan Lane Redondo Beach, CA 90278- 4751	$80,000.00	2,425	2,425	6,063
121.	The Hong Family Trust Dated 02/26/2008 UAD 02/26/08 Jongmin Hong & Soojung Noh TTEES	30162 Avenida Esplendida Rancho Palos Verdes, CA 90275-5423	$110,000.00	3,334	3,334	8,335
122.	Mehran M. Taslimi	220 16th Street Santa Monica, CA 90402-2216	$150,000.00	4,546	4,546	11,365
123.	Taslimi Construction Co. Inc.	12400 Wilshire Blvd Ste 1000 Los Angeles, CA 90025-1058	$250,000.00	7,576	7,576	18,940
124.	Jon Murray Karkow	Po Box 281 Mojave, CA 93502-0281	$50,000.00	1,516	1,516	3,790
125.	Henry R. Wimmersberger Family Partners, Ltd Attn Helen Lois Downing	6155 S Ammons Way #307 Littleton, CO 80123-4113	$70,000.00	2,122	2,122	5,305
126.	John William Catalfio	10775 E Sunnyside Dr Scottsdale, AZ 85259-2913	$50,000.00	1,516	1,516	3,790
127.	Richard Glaser MDDBPP And Trust Richard Glaser TTEE	43 Dormidera Ave Piedmont, CA 94611-3746	$50,000.00	1,516	1,516	3,790
128.	Carolyn R. Long	1100 Ridge Oak Drive Wimberley, TX 78676-6186	$50,000.00	1,516	1,516	3,790
129.	Walter Friesen	3824 Evanston Avenue North #3 Seattle, WA 98103-9322	$110,000.00	3,334	3,334	8,335

No.	Investor Name	Investor Address	Investment Amount	Units Purchased	Shares of Series A Convertible Preferred Stock	Warrants
130.	Tina C. Peterson Hendrikus M Schraven Jt Ten	P. O. Box 1289 Issaquah, WA 98027-0050	$100,000.00	3,031	3,031	7,578
131.	Bruce A. Franklin Family Trust UAD 11/16/00 Bruce Franklin TTEE	518 21st Street Manhattan Beach, CA 90266- 2202	$50,000.00	1,516	1,516	3,790
132.	Brad K Carr Roxane Carr Jt Ten	310 County Hwy 1 Ottertail, MN 56571-7022	$100,000.00	3,031	3,031	7,578
133.	Thomas Tan	95 Intervale Rd Unit 12 Stamford, CT 06905-1342	$10,000.00	304	304	760
134.	Paul Fosse	5906 Jefferson Park Dr Tampa, FL 33625-3315	$50,000.00	1,516	1,516	3,790
135.	Layne Yoshida	922 Waiholo St Honolulu, HI 96821-1226	$50,000.00	1,516	1,516	3,790
136.	IRA FBO Abby Margalith Pershing LLC as Custodian Rollover Account	Po Box 1187 Del Mar, CA 92014-1187	$50,000.00	1,516	1,516	3,790
137.	Joseph A & Pamela M Panella Living Trust 1 UAD 05/11/04 Joseph A Panella & Pamela M Panella TTEES	2029 S E Oxton Drive Port St Lucie, FL 34952-6066	$50,000.00	1,516	1,516	3,790
138.	IRA FBO Anthony Ettaro Pershing LLC as Custodian Rollover Account	Po Box 1414 Topanga, CA 90290-1414	$20,000.00	607	607	1,518
139.	IRA FBO Helen Erskine Pershing LLC as Custodian Rollover Account	Po Box 1745 Topanga, CA 90290-1745	$50,000.00	1,516	1,516	3,790
140.	Carol IMBT Cooper	2020 Chancellor St Philadelphia, PA 19103-5605	$100,000.00	3,031	3,031	7,578
141.	The Eaton Family Trust DTD 05/18/2004 UAD 05/18/04 William Eaton & Renee Eaton TTEES	120 Seminary Dr. Apt. 3E Mill Valley, CA 94941-3178	$50,000.00	1,516	1,516	3,790
142.	Paul Ehrman & Michelle Ehrman Jtwros	333 E 34th St New York, NY 10016-4977	$50,000.00	1,516	1,516	3,790
143.	Gramercy 87 LLC Attn Wain White	7008 Cross Hook Court Summerfield, NC 27358-9507	$50,000.00	1,516	1,516	3,790
144.	James W. Bridges Darlene R. Bridges COM PROP WROS	331 Walkire Lake Dr. Sugar Land, TX 77478-2511	$50,000.00	1,516	1,516	3,790
145.	Richard Potapchuk	259 Franklin Blvd. Long Beach, NY 11561	$250,000.00	7,576	7,576	18,940
		TOTALS	$11,860,000.00	359,502	359,502	898,777